Exhibit 10.1

                                                            Loan No. 93-0903175

                   FIRST AMENDMENT TO LOAN AGREEMENT


        THIS FIRST AMENDMENT TO LOAN AGREEMENT ("Amendment") is entered into as of February 4, 2008, by and among NOBLE ROMAN'S, INC., an Indiana corporation, PIZZACO, INC., an Indiana corporation and N.R. REALTY, INC., an Indiana corporation (individually and collectively, as the context requires, with such determination to be made by Lender in its Sole Discretion, "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                            R E C I T A L S
                            ---------------

        A. Borrower and Lender have entered into that certain Loan Agreement dated as of August 25, 2005 (as amended, the "Loan
Agreement").

        B. The parties desire to amend the Loan Agreement to modify certain provisions of the Loan Agreement to increase the amount of the Loan and to extend the Maturity Date, all are subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

        1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings provided therefor in the Loan Agreement.

        2.      Amendments to Loan Agreement. Effective as of the
Amendment Closing Date:

                (a) Section 1.01 of the Loan Agreement is hereby amended by inserting the following new definitions in their proper alphabetical order:

          "Additional Advance" has the meaning specified in Section 2(c) of the First Amendment.

          "Amendment Closing Date" means the first date that all the conditions precedent set forth in the First Amendment are satisfied or waived in accordance therewith.

          "First Amendment" means the First Amendment to Loan Agreement dated as of February 4, 2008 between Borrower and Lender.

                (b) The following definitions in Section 1.01 of the Loan Agreement shall be amended and restated in their entirety as follows:

          "Applicable Rate" means an interest rate per annum equal to 3.75%.

          "Commitment" means Lender's obligation to make the Loan to Borrower in the aggregate principal amount of TWELVE MILLION AND NO/100THS DOLLARS ($12,000,000.00) consisting of the sum of (a) $9,000,000 advanced by Lender to Borrower on the Closing Date pursuant to Section 2.1(a) of the Loan Agreement (the outstanding principal balance of which has been reduced to $5,375,000 as of the date hereof) and (b) the sum of $3,000,000 to be advanced by Lender to Borrower pursuant to
          Section 2(c) of the First Amendment.

          "Loan" means the loan in the maximum principal amount of $12,000,000.00 consisting of (a) the advance made by the Lender to Borrower in the amount of $9,000,000 on the Closing Date (the outstanding principal balance of which has been reduced to $5,375,000.00 as of the date of the First Amendment) and (b) the Additional Advance.

          "Maturity Date" means August 31, 2013.

          "Note" means a promissory note made by Borrower in favor of Lender evidencing the Loan substantially in the form of Exhibit A, as amended by First Amendment to Note dated of even date with the First Amendment.

                (c) On the Amendment Closing Date Lender shall make and advance of the Loan to NRI in the amount of $3,000,000.00 (the "Additional Advance").

                (d) All of the Schedules to the Credit Agreement are hereby replaced by the corresponding schedules attached hereto.

        3. Repurchase of NRI Stock. Pursuant to the request of Borrower and notwithstanding the provisions of Sections 7.06 and 7.10 of the Loan Agreement to the contrary, and provided no Event of Default has occurred and is continuing, Lender hereby consents to the repurchase by NRI of issued and outstanding shares of capital stock of NRI in such amounts and on such terms as are approved by NRI's board of directors, provided, however, that the aggregate purchase price of all such repurchased shares shall not exceed $3,000,000. Borrower shall promptly give Lender notice of any such repurchase and the terms thereof.

        4. Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

                (a) Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Amendment Closing Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Closing Date) and each in form and substance satisfactory to Lender and its legal counsel:

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

               (i) executed counterparts of this Amendment and the First Amendment to Promissory Note of even date herewith;

               (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

               (iii) such documents and certifications as Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that Borrower and each other Loan Party executing any of the Loan Documents is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

               (iv) a favorable opinion or opinions of counsel to the Loan Parties, addressed to Lender, as to the matters set forth in Exhibit C to the Loan Agreement and such other matters concerning the Loan Parties and the Loan
               Documents as Lender may reasonably request;

               (v) a certificate signed by a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by, and the validity against, such Loan Party of the Loan Documents to which it is a party, which consents, licenses and approvals shall be in full force and effect or (B) stating that no such consents, licenses or approvals are so required;

               (vi) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4(c) and (d) below have been satisfied, and (B) that there has been no event or circumstance since December 31, 2006 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

               (vii) such other assurances, certificates, documents, consents or opinions as Lender reasonably may require.

               (b) Unless waived by Lender, Borrower shall have paid all Attorney Costs of Lender to the extent invoiced prior to or on the Amendment Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Lender).

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

               (c) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Amendment Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

               (d) No Default or Event of Default shall exist, or would result from the proposed Additional Advance.

        5. Ratification. The Loan Agreement, as amended by this Amendment, the Note, as amended by the First Amendment to Promissory Note of even date herewith, and the other Loan Documents are each hereby ratified and remain in full force and effect. Nothing contained herein shall be deemed to be a novation of the Note or otherwise affect the priority of the lien of any Loan Documents.

        6. Release. In consideration of Lender's entering into this Amendment, Borrower hereby fully and unconditionally releases and forever discharges Lender, and its respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Borrower or any Subsidiary has, had, claims to have or to have had or hereafter claims to have or have had against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, on account of or in any way related to the Loan Agreement, including the administration or enforcement of the Loan Agreement occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed (collectively, all of the foregoing are the "Claims"). Borrower represents and warrants that it has no knowledge of any claim by it or by any Subsidiary against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by it or by any Subsidiary or any other Loan Party against the Released Parties which is not released hereby, and Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims by or on behalf of each Borrower and any Subsidiary. The inclusion of a release provision in this Amendment shall not give rise to any inference that but for such release, any Claim otherwise would exist.

        7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

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

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                            NOBLE ROMAN'S INC.,
                            an Indiana corporation

                            By:    /s/ Paul W. Mobley
                                   -----------------------------------------
                                   Paul W. Mobley,
                                   Chairman of the Board and Chief Executive
                                   Officer

                            PIZZACO, INC., an Indiana corporation

                            By:    /s/ Paul W. Mobley
                                   -----------------------------------------
                                   Paul W. Mobley,
                                   Chairman of the Board and Chief Executive
                                   Officer

                            N.R. REALTY, INC., an Indiana corporation

                            By:    /s/ Paul W. Mobley
                                   -----------------------------------------
                                   Paul W. Mobley,
                                   Chairman of the Board and Chief Executive
                                   Officer

                            WELLS FARGO BANK, NATIONAL
                            ASSOCIATION

                            By:    /s/ Stephen Leon
                                   -----------------------------------------
                            Name:  Stephen Leon
                                   -----------------------------------------
                            Title: Managing Director
                                   -----------------------------------------


                            By:    /s/ Maureen S. Malphus
                                   -----------------------------------------
                            Name:  Maureen S. Malphus
                                   -----------------------------------------
                            Title: Vice President
                                   -----------------------------------------